Exhibit 99.A

SCHEDULE A

Transactions in Securities of the Issuer Since September 26, 2025

Reporting Person	Date of Transaction	Number of Shares Acquired	Price Per Share	Low Price	High Price
Juniper Targeted Opportunity Fund, L.P.	September 26, 2025	1,949	$14.25	$14.25	$14.25
Juniper Targeted Opportunity Fund, L.P.	October 2, 2025	18,976	$14.28	$14.12	$14.39
Juniper Targeted Opportunity Fund, L.P.	October 6, 2025	21,000	$14.22	$14.17	$14.25
Juniper Targeted Opportunity Fund, L.P.	October 7, 2025	17,700	$14.22	$14.15	$14.25
Juniper Targeted Opportunity Fund, L.P.	October 8, 2025	575	$14.35	$14.20	$14.35
Juniper Targeted Opportunity Fund, L.P.	October 9, 2025	17,500	$14.20	$14.00	$14.35
Juniper Targeted Opportunity Fund, L.P.	October 10, 2025	21,759	$14.23	$14.06	$14.39
Juniper Targeted Opportunities, L.P.	October 10, 2025	195,836	$14.23	$14.06	$14.39
Juniper Targeted Opportunity Fund, L.P.	October 13, 2025	6,044	$14.42	$14.27	$14.50
Juniper Targeted Opportunities, L.P.	October 13, 2025	54,400	$14.42	$14.27	$14.50
Juniper Targeted Opportunity Fund, L.P.	October 14, 2025	810	$14.37	$14.30	$14.50
Juniper Targeted Opportunities, L.P.	October 14, 2025	7,294	$14.37	$14.30	$14.50
Juniper Targeted Opportunity Fund, L.P.	October 15, 2025	133	$14.84	$14.83	$14.85
Juniper Targeted Opportunities, L.P.	October 15, 2025	1,202	$14.84	$14.83	$14.85
Juniper Targeted Opportunity Fund, L.P.	October 16, 2025	1,650	$15.24	$15.14	$15.30
Juniper Targeted Opportunities, L.P.	October 16, 2025	14,850	$15.24	$15.14	$15.30
Juniper Targeted Opportunity Fund, L.P.	October 17, 2025	1,650	$15.18	$15.08	$15.27
Juniper Targeted Opportunities, L.P.	October 17, 2025	14,850	$15.18	$15.08	$15.27

*The Price Per Share reported above is a weighted average price. The Shares were acquired in multiple transactions at a range of prices as reflected in the table above. Upon request, the Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the SEC full information regarding the Shares purchased at each separate price within the ranges set forth above.